                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                                   [MARIPOSA]


                                     BETWEEN


                             DEVELOPMENT PARTNERS II
                     (A MASSACHUSETTS LIMITED PARTNERSHIP),
                                   AS SELLER,


                                       AND


                        CAPITAL MANAGEMENT SYSTEMS, INC.,
                           A PENNSYLVANIA CORPORATION,
                                  AS PURCHASER

                                TABLE OF CONTENTS


Paragraph/Topic                                              Page
---------------                                              ----

Recitals......................................................  1

Section 1.  Definitions.......................................  2

Section 2.  Purchase and Sale.................................  5

Section 3.  Purchase Price....................................  5

Section 4.  Closing...........................................  6

Section 5.  Conditions to Closing............................. 10

Section 6.  Title and Survey.................................. 14

Section 7.  Representations and Warranties.................... 15

Section 8.  Purchaser's Acceptance of Property As-Is.......... 20

Section 9.  Seller's Covenants................................ 21

Section 10.  Prorations....................................... 22

Section 11.  Transfer Taxes; Title Charges;
             Other Closing Costs and Escrow Cancellation...... 26

Section 12.  Risk of Loss..................................... 26

Section 13.  Condemnation..................................... 28

Section 14.  Default.......................................... 28

Section 15.  Notices.......................................... 30

Section 16.  Time of Essence.................................. 31

Section 17.  Termination of Agreement......................... 31

Section 18.  Governing Law; Jurisdiction; Venue............... 32

Section 19.  Counterparts and Facsimile Signatures............ 32

Section 20.  Captions......................................... 32

Section 21.  Assignability.................................... 32

Section 22.  Binding Effect................................... 33

Section 23.  Modifications; Waiver............................ 33

Section 24.  Entire Agreement................................. 34

Section 25.  Partial Invalidity; Further Assurances........... 34

Section 26.  Survival......................................... 34

Section 27.  No Third-Party Rights............................ 34

Section 28.  Attorneys' Fees.................................. 34

Section 29.  Broker........................................... 35

Section 30.  Opening of Escrow................................ 35

Section 31.  Exhibits......................................... 35

Section 32.  Intentionally deleted............................ 36

Section 33.  Form of Title Policy............................. 36

Section 34.  No Partnership or Other Liability................ 36

Section 35.  General Provisions Regarding Title Company....... 35


                                LIST OF EXHIBITS

     A    --   Legal Description
     B    --   Diagram of the Property and Improvements
     C    --   Schedule of Personal Property
     D    --   Form of General Warranty Deed
     E    --   Form of Bill of Sale
     F    --   Form of Assignment of Leases
     G    --   Assignment of Tradename and Trademark Rights
     H    --   Form of Assignment of Intangible Property
     I    --   Form of Tenant Letters

     J    --   Certificate of Rent Roll
     K    --   Form of Non-Foreign Affidavit
     L    --   Form of Affidavit of Value
     M    --   Form of Property Management Agreement
     N    --   Renovation Items

                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                                    Mariposa

     This Purchase and Sale Agreement and Escrow Instructions (AGREEMENT) is entered into as of May 6, 1997 (EFFECTIVE DATE), by and between DEVELOPMENT PARTNERS II (A Massachusetts Limited Partnership) (SELLER), and CAPITAL MANAGEMENT SYSTEMS, INC., a Pennsylvania corporation (PURCHASER), with reference to the following:

                                    RECITALS

     A.   Seller is the owner of:

     (1) the land (REAL PROPERTY) in Scottsdale (the "City"), Arizona, and located at 6885 East Cochise Road, Scottsdale, Arizona . The Real Property is more particularly described in Exhibit A and generally depicted on Exhibit B attached hereto and incorporated herein by this reference and is commonly known as Mariposa Apartments;

     (2) all structures, buildings, improvements and fixtures on the Real Property (collectively, IMPROVEMENTS), including without limitation an apartment complex consisting of 84 units (the UNITS) situated in 8 buildings (the COMPLEX) together with all equipment, appliances, and amenities used in connection with the Complex;

     (3) certain personal property on the Real Property or the Improvements or personal property used primarily in connection with the operation and maintenance of the Real Property or the Improvements, more particularly described in Exhibit C attached hereto and incorporated herein by this reference (PERSONAL PROPERTY);

     (4) all of Seller's interest in all leases and other agreements, if any, to occupy all or any portion on the Units, as amended from time to time (such leases and agreements being sometimes collectively referred to in this Agreement as LEASES);

     (5) all of Seller's interest, if any, in mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Real Property; and,

     (6) all intangible property used in connection with the Real Property, the Improvements or the Personal Property, including but not limited to the trade name Mariposa and related trademarks and associated good will (collectively the TRADENAME) used in connection with the Real Property or the Improvements (but not any tradename utilizing the term "L'Auberge" except as otherwise provided in the Property Management Agreement (hereinafter defined)); plans and specifications in Seller's or Property Manager's possession, custody or control that were prepared in connection with the construction of the Improvements; all hereditaments, privileges, tenements and appurtenances pertaining to the Real Property; all Seller's rights to open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in any way affecting the Real Property; all currently effective and transferable licenses, permits and warranties for the Real Property, the Improvements and the Personal Property; and all written contracts and guarantees running in favor of Seller in effect at Closing as approved by Purchaser that relate in any way to the Property (CONTRACTS) (collectively, INTANGIBLE PROPERTY).

     The Real Property, the Improvements, the Personal Property, the Leases and the Intangible Property are sometimes collectively referred to in this Agreement as the PROPERTY.

     B    Purchaser desires to purchase the Property from Seller, and Seller desires to sell the Property to Purchaser, on the terms and conditions in this Agreement.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                             SECTION 1. DEFINITIONS.

     As used in this Agreement, the following terms shall be defined in Section
1:

     ADDITIONAL EARNEST MONEY is defined in Section 3(b).

     AGREEMENT is defined in the preamble.

     APPROVED EXCEPTIONS is defined in Section 6(b).

     ASSIGNEE PURCHASER is defined in Section 21(b).



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

     BUSINESS DAY means a calendar day on which banks in Phoenix, Arizona shall be open to transact business (other than by automated teller or similar equipment).

     CITY is defined in Recital A(1).

     CLOSING is defined in Section 4(a).

     CLOSING DATE is defined in Section 4(a).

     CODE is defined in Section 5(a)(viii).

     COMMITMENT is defined in Section 5(c).

     COMPLEX is defined in Section 5(c).

     CONTRACTS is defined in Recital A(6).

     COURT is defined in Section 5(a)(1).

     DISAPPROVAL NOTICE is defined in Section 6(b).

     DISAPPROVED EXCEPTIONS is defined in Section 6(b).

     DUE DILIGENCE PERIOD is defined in Section 5(a).

     EFFECTIVE DATE is defined in the preamble.

     ERISA is defined in Section 30.

     EARNEST MONEY is defined in Section 3(b).

     ESCROW is defined in Section 4(a).

     FINAL PLANS is defined in Recital A(2).

     FINANCING COMMITMENT PERIOD is defined in Section 5(c).

     IMPROVEMENTS is defined in Recital A(2).

     INITIAL EARNEST MONEY is defined in Section 3(a).

     INTANGIBLE PROPERTY is defined in Recital A(6).

     LEASES is defined in Recital A(4).

     LOSS THRESHOLD is defined in Section 12(a).

     OFFER PERIOD is defined in Section 17.

     OPENING OF ESCROW is defined in Section 30.

     PERSONAL PROPERTY is defined in Recital A(3).

     PRELIMINARY REPORT is defined in Section 6(a).

     PROPERTY is defined in Recital A.

     PROPERTY MANAGEMENT AGREEMENT is defined in Section 4(e).

     PROPERTY MANAGER is defined in Section 4(e).

     PURCHASE PRICE is defined in Section 3.

     PURCHASE TRANSACTION is defined in Section 2.

     PURCHASER is defined in the preamble.

     PURCHASER'S EVENT OF DEFAULT is defined in Section 14(a).

     REAL PROPERTY is defined in Recital A(1).

     RENOVATIONS is defined in Section 7(a)(ix).

     RENT CONCESSION is defined in Section 10(a)(iv).

     SELLER is defined in the preamble.

     SELLER'S ACTUAL KNOWLEDGE is defined in Section 7(a).

     SELLER'S BROKER is defined in Section 29.

     SELLER'S DISCLOSURE DOCUMENTATION is defined in Section 5(a)(ii).

     SELLER'S EVENT OF DEFAULT is defined in Section 14(b).

     STUDIES is defined in Section 5(a)(i).

     SURVEY is defined in Section 6(a).

     SURVIVAL ITEMS is defined in Section 5(a).

     TENANT LETTERS is defined in Section 4(c)(vi).

     TITLE COMPANY is defined in Section 3.

     TITLE POLICY is defined in Section 6(b).

     TRADENAME is defined in Recital A(6).

     UNIT is defined in Recital A.

                          SECTION 2. PURCHASE AND SALE.

     In consideration of the mutual covenants contained in this Agreement, Seller agrees to sell the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller, on the terms and conditions hereinafter set forth (the PURCHASE TRANSACTION).

                           SECTION 3. PURCHASE PRICE.

     The purchase price for the Property shall be Five Million One Hundred Twenty-Five Thousand and No/100 Dollars ($5,125,000.00) (PURCHASE PRICE). The Purchase Price shall be payable as follows:

     (a) The sum of Twenty-Six Thousand and No/100 Dollars ($26,000.00) shall be tendered to Seller in the form of Purchaser's check made payable to First American Title Insurance Company (TITLE COMPANY), simultaneously with Purchaser's delivery of triplicate fully executed originals of this Agreement to Title Company, as earnest money (INITIAL EARNEST MONEY). The Initial Earnest Money shall be applied to the Purchase Price at Closing or paid to Seller or Purchaser, as applicable, upon cancellation of this Agreement as provided in this Agreement. Upon execution of this Agreement by Seller, the Initial Earnest Money shall be deposited with and held by Title Company in accordance with this Agreement. Any interest on the Earnest Money shall belong to Purchaser and shall be applied to the Purchase Price in accordance with Section 3(c), unless the Purchase Transaction fails to close or is terminated because of a Purchaser's Event of Default (as defined below). Purchaser shall concurrently with its deposit of the Initial Earnest Money furnish its Federal Taxpayer Identification No. to Title Company.

     (b) Within two (2) Business Days after satisfaction or waiver, in writing, of the conditions precedent in Section 5(a) and within two (2) Business Days after satisfaction or waiver, in writing, of the conditions precedent in Section 5(b), Purchaser shall in each case tender to Seller the sum of Twenty-Six Thousand and No/100 Dollars ($26,000.00) in the form of

Purchaser's check made payable to Title Company (ADDITIONAL EARNEST MONEY). The Initial Earnest Money and the Additional Earnest Money (collectively, EARNEST MONEY) shall be invested by Title Company in a federally insured, daily interest-bearing account as directed by Purchaser, and all interest shall become part of the Earnest Money. As long as the conditions precedent in Section 5(a) and in Section 5(b) shall have been satisfied or otherwise waived, in writing, by Purchaser and Seller does not default in the performance of its obligations under this Agreement, the Earnest Money shall be applied against the Purchase Price at the Closing or, if a Purchaser's Event of Default exists under this Agreement, immediately disbursed to Seller pursuant to Section 14 as Seller's agreed and total liquidated damages, it being acknowledged and agreed by Purchaser and Seller that it would be extremely difficult or impossible to determine Seller's exact damages. If a Seller's Event of Default exists under this Agreement and Purchaser elects to terminate this Agreement, the Earnest Money together with accrued interest thereon shall be immediately released to Purchaser.

     (c) On or before the Closing Date, Purchaser shall deposit with Title Company, in immediately available funds in addition to the Earnest Money, the sum necessary to make the total consideration equal to the Purchase Price, plus or minus prorations, in accordance with this Agreement, which funds are to be held in escrow by Title Company until cancellation of this Agreement as provided in this Agreement or paid to Seller at the Closing.

                               SECTION 4. CLOSING.

     (a) The purchase and sale of the Property (CLOSING) shall be consummated through an escrow established by the Title Company (ESCROW) that shall close at Title Company's office or, at Purchaser's option, at the office of Purchaser's counsel in Phoenix, Arizona, by 5:00 p.m. MST on the date that is 105 days after the Opening of Escrow (as defined below) (CLOSING DATE), unless such date is extended pursuant to this Agreement or otherwise by written agreement signed by the parties.

     (b) Prior to or at the Closing, Purchaser shall pay the Purchase Price into the Escrow, Purchaser and Seller shall execute and deliver into Escrow all necessary documents and Seller shall deliver marketable fee title and possession of the

Property to Purchaser free and clear of all tenants or occupants other than the tenants of the Units under the Leases (TENANTS).

     (c) On or before the Closing Date, Seller shall deliver into Escrow the following documents and things:

             (i) a Special Warranty Deed, in recordable form and properly executed and acknowledged on behalf of Seller, conveying to Purchaser the Real Property and the Improvements in fee simple, in substantially the form attached hereto as Exhibit D and incorporated herein by this reference;

            (ii) a Bill of Sale executed by Seller transferring to Purchaser the Personal Property, with a warranty of title only. No warranty of condition or fitness for any use or purpose will be made. The Bill of Sale shall be substantially in the form attached hereto as Exhibit E and incorporated herein by this reference;

           (iii) a duly executed Assignment of Leases that assigns and transfers to Purchaser, as of the Closing, all of Seller's interests under the Leases and that contains an assumption by Purchaser of Seller's obligations under the Leases, including without limitation obligations relating to security deposits. The Assignment of Leases shall be substantially in the form attached hereto as Exhibit F and incorporated herein by this reference;

            (iv) a duly executed Assignment of Tradename and Trademark Rights that assigns and transfers all of Seller's interest in the Tradename. The Assignment of Tradename shall be substantially in the form attached hereto as Exhibit G and incorporated by reference;

             (v) a duly executed and acknowledged Assignment of Intangible Property that assigns and transfers to Purchaser as of the Closing all of Seller's interests to the Intangible Property and the Contracts substantially in the form attached hereto as Exhibit H and incorporated herein by this reference;

            (vi) a form of letter to Tenants (TENANT LETTERS) at the Real Property and Improvements that instruct the Tenants, after the Closing Date, to pay rent to Purchaser and to recognize Purchaser as the new lessor under their respective Leases substantially in the form attached hereto as Exhibit I attached hereto and incorporated by reference;

           (vii) originals or, if originals are not available, complete copies, of all Leases in Seller's or Property Manager's possession, together with a Certificate of Rent Roll substantially in the form of Exhibit J attached hereto and incorporated herein by this reference dated as of the Closing Date;

          (viii) Seller's affidavit that Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the CODE) substantially in the form attached hereto as Exhibit K and incorporated by reference as prescribed by Treas. Reg. 1.1445-2(b). If Seller does not timely furnish the Non-Foreign Affidavit, Purchaser may withhold (or direct Title Company to withhold) from the Purchase Price an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller;

            (ix) a duly executed and acknowledged Affidavit of Value substantially in the form attached hereto as Exhibit L and incorporated by reference; and

             (x) termination notices that terminate, as of the Closing Date, all of the management services and leasing contracts for the Improvements as selected by Purchaser in accordance with this Agreement;

            (xi) delivery by Seller to Purchaser at Closing of the security deposits under the Leases that have not been applied in the form of a credit in favor of Purchaser against the Purchase Price;

           (xii) delivery by Seller to Purchaser at Closing of a complete list of the names, addresses and telephone numbers of all contractors, subcontractors and materials suppliers known to Seller or Property Manager and who worked on or supplied materials in regard to the Improvements within the last twelve (12) months prior to Closing;

          (xiii) Seller, at Seller's cost and prior to Closing, paying in full all real estate commissions which may be due from Seller in regard to the Leases, including any commission due in regard to any of the Leases which commissions shall be due and payable on or before Closing or within twelve
     (12) months after Closing. In this regard, Seller shall deposit with Title Company, for delivery to Purchaser at Closing, written documentation signed by the applicable real estate brokers that such commissions, if any, to be paid by Seller have been paid in full; and

           (xiv) Seller, at Seller's cost, completing by Closing all improvements, if any, to the Units required under the respective Leases; and,

If the foregoing conditions have not been satisfied by the specified date or Closing, as the case may be, then Purchaser shall have the right, at Purchaser's sole option, exercisable by written notice to Seller and Title Company, to cancel this Agreement, whereupon the Earnest Money plus interest shall be paid immediately by Title Company to Purchaser and, except for any Survival Items (as defined below), neither Purchaser nor Seller shall have any further liability or obligation under this Agreement.

     (d) Provided that a Purchaser's Event of Default does not then exist under this Agreement, Purchaser shall have the right, exercisable not less than five
(5) Business Days prior to the Closing Date originally scheduled for consummating the Purchase Transaction, to extend the Closing Date for up to an additional thirty (30) days by (i) delivering to Seller and Title Company written notice of such extension and (ii) delivering into Escrow the additional sum of Twenty-Six Thousand and No/100 Dollars ($26,000.00), which amount shall be deemed Earnest Money to be governed by all of the provisions of this Agreement pertaining thereto.

     (e) At Closing, Purchaser shall enter into a Property Management Agreement (the PROPERTY MANAGEMENT AGREEMENT) substantially in the form attached hereto as Exhibit M and incorporated herein by this reference, pursuant to which L'Auberge Communities Inc., a California corporation (PROPERTY MANAGER) affiliated with Seller, shall render management services to the Property for the benefit of Purchaser on the terms and conditions set forth therein.

                SECTION 5. CONDITIONS TO CLOSING.

     In addition to the other conditions to the completion of the Purchase Transaction, Seller and Purchaser agree that the Closing is subject to the satisfaction, approval or waiver, in writing, by Purchaser, in Purchaser's sole discretion, of the following conditions contained in this Section 5:

     (a) Purchaser's due diligence conditions shall be the following:

           (i) the conduct and approval of any inspection, investigation and approval, deemed necessary by Purchaser in Purchaser's sole discretion and at Purchaser's sole cost and expense, of any physical, structural, geological and environmental or other condition of the Property (including without limitation the availability of access, utility services, zoning, environmental risks, engineering and soil conditions) deemed necessary by Purchaser to determine the feasibility of acquiring the Property (collectively, the "STUDIES"). The Studies shall include, but not be limited to, Purchaser's right to: (i) review and approve the Survey (as defined below), the Leases and the Contracts; and, (ii) meet and confer with the Property Manager. For the purpose of conducting physical inspections by Purchaser or Purchaser's lender, Seller agrees to provide full and complete access to the Property at reasonable times, upon not less than two (2) Business Days' notice to Seller or to Property Manager, up to and including the Closing Date. Purchaser shall conduct such inspections in a nondisruptive manner as to the Tenants and in compliance with any applicable legal requirements and shall in no event conduct destructive testing of the Real Property and the Improvements without Seller's prior written consent, such consent not to be unreasonably withheld. Except for the negligence, breach of contract or willful misconduct by Seller or Seller's agents or employees, Purchaser agrees to defend, indemnify and hold Seller, Seller's agents and employees, and the Property harmless from and against any losses, costs, damages, claims, or liabilities, including but not limited to mechanics' and materialmen's liens, personal injury or death, property damage and attorneys' fees and costs, arising from or otherwise relating to Purchaser's entry upon the Property for the aforementioned purposes under this subsection. Except for Seller's or

     Seller's agents' or employees' negligence, breach of contract or non-feasance, Purchaser shall immediately repair any damage caused by such inspection and shall restore the Real Property and the Improvements to their condition prior to such testing. Purchaser's indemnity and hold harmless obligations under this Section shall survive the termination or expiration of this Agreement or the Closing, as applicable, for a period of twelve (12) months after which Purchaser's obligations shall automatically terminate unless prior to the end of the twelve-month period, Seller shall have brought suit against Purchaser in the Maricopa County, Arizona Superior Court or the United States District Court for the District of Arizona located in Phoenix, Arizona (either, the COURT) to enforce Purchaser's indemnity and hold harmless obligations.

           (ii) subject to Seller's delivery obligations under Section 5(b), inspection and approval, in Purchaser's sole discretion, of all documents relating to the Property that are in Seller's or Property Manager's possession or under Seller's or Property Manager's custody or control (collectively, SELLER'S DISCLOSURE DOCUMENTATION), all of which shall be made available at all reasonable times after Opening of Escrow to Purchaser at the Property for Purchaser's inspection and copying, all at Purchaser's sole cost and expense. The information made available to Purchaser by Seller under this subsection shall not be released or otherwise disclosed by Purchaser to any third parties other than to Purchaser's attorneys, accountants or in-house property evaluation personnel or to any prospective partner of, or lender to, Purchaser in connection with the Purchase Transaction. If the Purchase Transaction does not close for any reason, Purchaser and Purchaser's agents, representatives, attorneys and accountants shall refrain from disclosing such information to any third party whatsoever. Except for the negligence, breach of contract or willful misconduct of Seller or Seller's agents or employees, Purchaser shall defend, indemnify and hold Seller harmless (which indemnification shall survive the termination or expiration of this Agreement) for all loss, damage or expense incurred by Seller because of any unauthorized disclosure of such information by Purchaser or Purchaser's attorneys, accountants or in-house property evaluation personnel; provided, however, that Purchaser's indemnity and hold harmless obligations shall only exist for a period of twelve (12) months after the effective date of such termination or expiration after which Purchaser's obligations shall automatically terminate unless prior to the end of the twelve-month period, Seller shall have brought suit against Purchaser in the Court to enforce Purchaser's indemnity and hold harmless obligations.

During the period commencing with the Opening of Escrow (as defined below) and ending at 5:00 p.m. (MST) on the thirtieth (30th) day thereafter (DUE DILIGENCE PERIOD), Purchaser shall have the right to examine and investigate to Purchaser's full and complete satisfaction the physical, financial and legal status of the Property and the Seller's Disclosure Documentation. In the event Purchaser notifies Seller in writing within the Due Diligence Period that one or more of the conditions in Section 5(a) shall not have been satisfied or otherwise waived by Purchaser, this Agreement shall terminate at the end of the final day of the Due Diligence Period. Upon termination of this Agreement, the Earnest Money, together with accrued interest thereon, shall be immediately refunded to Purchaser by Title Company, both Seller and Purchaser shall be released from all further obligations under this Agreement (excluding the indemnity obligations of Purchaser under Section 5(a)) and neither Seller nor Purchaser shall be subject to a claim by the other for damages of any kind, except for Purchaser's indemnity and hold harmless agreement provided in Section 5(a) of this Agreement and in other indemnity provisions of this Agreement, if any (a SURVIVAL ITEM). In the event Purchaser fails to notify Seller in writing within the Due Diligence Period that one or more of such conditions shall not have been satisfied or waived by Purchaser, each of such conditions shall conclusively be deemed to have been satisfied.

     (b) Seller agrees to make available and to cause Property Manager to make available at the Property to Purchaser or Purchaser's agents or employees contemporaneously with the Opening of Escrow all information in Seller's or Property Manager's possession, custody or control relating to the leasing, operating, maintenance, construction, repair, zoning, platting, engineering, soil tests, water tests, environmental tests, construction, master planning, architectural drawings and like matters regarding the Property as part of Seller's Disclosure Documentation. The foregoing shall include, but not be limited to, copies of all: (i) Contracts; (ii) books of account and records for the Property for the last twenty-four (24) months;

(iii) the Leases including any amendments thereto and a current detailed rent roll in regard thereto; (iv) a detailed listing of all capital expenditures on the Property for the last twenty-four (24) months; (v) the maintenance history of the Property for the last twenty-four (24) months; (vi) all current maintenance contracts for the Property including any amendments thereto; (vii) all agreements, if any, with the City regarding the Property; (viii) claims or suits by the Tenants or third parties involving the Property or any contracts (whether or not covered by insurance); (ix) a list of all claims or suits by or against Seller regarding the Property for the last twenty-four (24) months; (x) the plans, as approved by the City, pursuant to which the Improvements were constructed (the FINAL PLANS); and (xi) the construction contract with the general contractor pursuant to which the Improvements were constructed in compliance with the Final Plans.

     (c) Within seventy-five (75) days following the Opening of Escrow (FINANCING COMMITMENT PERIOD), Purchaser shall, at Purchaser's sole cost, use its best efforts to obtain a financing commitment in the name of Assignee Purchaser (as defined below), in a form acceptable to Purchaser in Purchaser's sole discretion, from an institutional lender for a loan to be secured by a first lien against the Property (the COMMITMENT). If Purchaser is unable to obtain the Commitment within the Financing Commitment Period, Purchaser shall notify Seller and Title Company in writing that Purchaser has been unable to obtain the Commitment, whereupon this Agreement shall terminate at the end of the final day of the Financing Commitment Period. Upon termination of this Agreement, the Earnest Money, together with accrued interest thereon, shall be refunded to Purchaser by Title Company, both Seller and Purchaser shall be released from all further obligations under this Agreement (excluding any Survival Item) and neither Seller nor Purchaser shall be subject to a claim by the other for damages of any kind, except for Purchaser's indemnity and hold harmless agreement provided in Section 5 of this Agreement and in other surviving indemnity provisions of this Agreement, if any. In the event Purchaser fails to notify Seller in writing within the Financing Commitment Period that Purchaser has not been able to obtain the Commitment, the condition contained in this Section 5(c) shall conclusively be deemed to have been satisfied.

     (d) Seller's representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing, and Seller shall have performed each and every obligation to be performed by Seller under this Agreement prior to or at the Closing.

                          SECTION 6. TITLE AND SURVEY.

     (a) Within seven (7) Business Days following the Opening of Escrow, Seller shall cause Title Company to deliver to Purchaser a current title insurance commitment from Title Company covering the Property, together with full and legible copies of all supporting documents (collectively, PRELIMINARY REPORT). The Preliminary Report is to be preliminary to the extended coverage owner's policy of title insurance to be issued to Purchaser by Title Company insuring Purchaser's fee simple title to the Property in the amount of the Purchase Price (the TITLE POLICY). Seller shall pay only the premium for a standard owner's policy in the amount of the Purchase Price with the Purchaser to pay all additional costs in regard to extended coverage, if elected by Purchaser, and for all endorsements, if any, required by Purchaser.

     (b) In addition to the contingencies set forth in Section 5, Purchaser shall have to the end of the Due Diligence Period to disapprove, in writing, any exceptions to title shown on the Preliminary Report or reflected on the Survey (as defined below) (collectively, DISAPPROVED EXCEPTIONS) and to provide Seller and Title Company with notice of disapproval in writing describing the defect with reasonable particularity (DISAPPROVAL NOTICE). In the event Purchaser fails to deliver a Disapproval Notice to Seller and Title Company within the Due Diligence Period, all such exceptions to title shall be deemed to have been approved. Within ten (10) Business Days after Seller's receipt of the Disapproval Notice, if any, Seller shall notify Purchaser whether Seller intends to remove the Disapproved Exceptions. If Seller notifies Purchaser in writing within such ten-day period that Seller intends to eliminate the Disapproved Exceptions, Seller shall do so on or before 5:00 p.m. MST on the seventieth
(70th) day after Opening of Escrow. If Seller fails to notify Purchaser in writing within such ten-day period that Seller intends to eliminate all the Disapproved Exceptions or Seller elects to eliminate some but not all of the Disapproved Exceptions, Purchaser may, by notifying Seller and Title Company within ten (10) days after the later of: (i) Purchaser's receipt of Seller's notice to Purchaser; or (ii) the end of Seller's ten-day notice period, elect either to terminate this Agreement or to take title to the Property subject to the Disapproved Exceptions that Seller has not undertaken to remove. Seller shall cause the Title Company to issue the Title Policy at the Close of Escrow insuring marketable fee title to the Real Property in Purchaser in the amount of the Purchase Price, subject only to the following matters (collectively, APPROVED EXCEPTIONS):

            (i) a lien for current real property taxes or general or special assessments not then delinquent;

           (ii) matters affecting title to the Property not disapproved by Purchaser in accordance with this Section 6(b); and

          (iii) matters affecting title to the Property created by or with the consent of Purchaser.

     (c) Purchaser, at Purchaser's sole cost, shall deliver to Seller and Title Company on or before 5:00 p.m. MST on the twentieth (20th) day after Opening of Escrow, a certified ALTA survey of the Property (the SURVEY) to be completed by a surveyor licensed in the State of Arizona, whereupon the legal description in the Survey shall control over the description in Exhibit A to the extent they may be inconsistent. The Survey shall set forth the legal description and boundaries of the Property and all easements, encroachments and Improvements thereon and shall comply with all requirements of Title Company in regard to Title Company's issuance of the Title Policy.

           SECTION 7. REPRESENTATIONS AND WARRANTIES.

     (a) As used herein, "SELLER'S ACTUAL KNOWLEDGE" shall mean the actual knowledge of the corporate general partner of the general partner of Seller, Stephen B. Boyle, Karen Boyle and the onsite property manager without any duty of inquiry. Seller represents and warrants to Purchaser, as of the Effective Date and again as of the Closing Date, as follows:

             (i) that to Seller's actual knowledge, Seller has received no notice from any governmental authority of (A) any pending or threatened zoning, building, fire or health code violations or violations of other governmental regulations concerning the Property or the operation of the Property that has not previously been corrected or (B) any pending or threatened condemnation of the Property or any part of the Property. Seller further covenants that if

     Seller should receive any such notice prior to the Closing Date, Seller will provide Purchaser with copies of the notice promptly following the receipt thereof by Seller. As an additional condition precedent to Closing, Seller agrees to use reasonable efforts to correct any matters disclosed in any such notice on or before Closing; provided, however, that Seller need not expend more than an aggregate amount of Twenty-Five Thousand Dollars ($25,000) for such corrections. If any such matter(s) cannot be corrected by Seller by Closing, Seller shall give Purchaser a credit at Closing for the amount reasonably estimated by Seller and Purchaser required to correct the matter(s), but in no event more than Twenty-Five Thousand Dollars ($25,000). If the estimated cost to correct the matter(s) is greater than Twenty-Five Thousand ($25,000) and Seller, by written notice to Purchaser, elects not to correct the matter(s) prior to Closing, Purchaser may deliver written notice of termination of this Agreement to Seller and Title Company whereupon this Agreement shall terminate and the Earnest Money shall be immediately returned to Purchaser, unless Purchaser, in Purchaser's sole discretion, elects in writing to pay the excess required to correct the matter(s);

            (ii) that to Seller's actual knowledge, no legal actions are pending or threatened against the Property, nor are there any violations of building codes or other statutes affecting the use, operation, occupancy and enjoyment of the Property;

           (iii) that to Seller's actual knowledge, there exist no violations of any statutes, ordinances, regulations or administrative or judicial orders or holdings, whether or not appearing in public records, with respect to the Improvements or the Property, and the present use of the Property complies with existing zoning laws and ordinances;

            (iv) that to Seller's actual knowledge, Seller has received no notices from insurers of defects in the Improvements which have not been corrected;

             (v) that to Seller's actual knowledge, there exist no continuing, pending or threatened public improvements that would result in a tax assessment or other similar charge being levied or assessed against the Property;

            (vi) that Seller has disclosed to Purchaser all information, records and studies for the Property in Seller's or Property Manager's possession, custody or control concerning hazardous, toxic or governmentally regulated materials that are or have been stored, handled, disposed of or released on the Property;

           (vii) that no leases or other agreements for occupancy are in effect for the Property except for the Leases as described on the rent roll attached hereto as Exhibit J;

          (viii) that to Seller's actual knowledge, all mechanical, electrical, structural and plumbing systems for the Property are in good operating condition;

            (ix) that there exist no (A) agreements or arrangements pursuant to which goods, services, water, equipment, labor, supplies or any other items are being or will be furnished to the Property, except as relate to refurbishment and upgrading of various common amenities of the Project as more particularly set forth in Exhibit N attached hereto and incorporated by reference (the RENOVATIONS), to the Intangible Property or to standard arrangements for utility services; (B) agreements other than the Leases whereby any person or entity holds any right, license or privilege to possess or use the Property; and (C) licenses, franchises or permits issued or required for the ownership of the Property;

             (x) that to Seller's actual knowledge, there exist no agreements or understandings relating to the Property, except for this Agreement and the agreements (if any) shown as exceptions to the title to the Property;

            (xi) the Purchase Transaction will not in any material respect violate any other agreements to which Seller is a party;

           (xii) prior to Closing or any earlier termination of this Agreement, Seller will not enter into or execute any employment, management or service contract with respect to the Property without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and any such contract so entered by Seller with Purchaser's consent shall provide that such contract can be terminated by Seller, or Seller's successor, at any time without penalty, upon not more than thirty (30) days' prior written notice to the other party thereto. When any such contracts are fully executed, Seller shall deliver a copy thereof to Purchaser;

          (xiii) no default of Seller exists under any of the Contracts and, to Seller's actual knowledge, no default of the other parties exists under any of the Contracts. Between the Effective Date and the Closing Date, or any earlier termination of this Agreement, Seller, without Purchaser's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed, shall not amend, modify in any material respect (such as increasing or decreasing the term or monetary obligations thereunder) or terminate any Contract or Lease or waive any substantial right thereunder;

           (xiv) no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligation hereunder. Without limiting the generality of the foregoing, no consent of any third party is required in order for Seller to assign to Purchaser the Contracts;

            (xv) except for any item to be prorated at Closing in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's construction, use, ownership, or operation of the Property up to Closing shall be paid in full by Seller on or before Closing;

           (xvi) all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at Closing in accordance with this Agreement) have been paid or will be so paid by Seller prior to Closing;

          (xvii) between the Effective Date and the Closing Date or any earlier termination of this Agreement, Seller shall not execute or enter into any new lease of any part of the Improvements, except in the normal course of business using Seller's standard form of lease and adhering to Seller's standard rental schedule;

          (xviii) except in the ordinary course of business or as required by a governmental agency and except for the Renovations, Seller shall not place or permit to be placed on any portion of the Real Property any new improvements of any kind or remove or permit any improvements to be removed from the Real Property without the prior written consent of Purchaser, which consent may be granted or withheld for any reason;

            (xix) Seller shall not restrict, rezone, file or modify any development plan or zoning plan or establish or participate in the establishment of any improvements district with respect to all or any portion of the Real Property without Purchaser's prior written consent, which consent may be granted or withheld for any reason; and,

             (xx) without Purchaser's prior written consent, which may be granted or withheld for any reason, Seller shall not, by voluntary or intentional act or omission to act, further cause or create any easement, encumbrance, or mechanic's or materialmen's liens, and/or similar liens or encumbrances to arise or to be imposed upon the Property or any portion thereof.

     (b) If Seller learns of anything that would make the representations and warranties set forth above untrue in any material respect prior to the Closing, Seller shall immediately notify Purchaser in writing. Upon written notice to Seller and Title Company within five (5) Business Days following receipt of Seller's notice, Purchaser shall be entitled to terminate this Agreement if Purchaser reasonably concludes that the Property will be adversely affected in any material respect, in which case Purchaser shall be entitled to an immediate return of the Earnest Money together with accrued interest thereon. After such disposition of the Earnest Money, the Escrow shall be canceled and neither party shall have any rights or responsibilities to the other except as otherwise expressly provided by this Agreement.

     (c) Each of the parties represents and warrants to the other that each of the persons executing this Agreement on behalf of the warranting party is authorized to do so; that the execution, delivery and performance of this Agreement will not conflict with, or result in a breach or other violation of, any contract, agreement or instrument to which Purchaser or Seller, as the case may be, is a party; and that upon execution, this Agreement shall be a valid obligation of, binding upon and enforceable against Purchaser or Seller, as the case may be.

     (d) All representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement or the cancellation of this Agreement or Closing, as applicable. Seller shall and does hereby indemnify against and hold Purchaser harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Purchaser may incur, by reason of any third party claims asserted against Purchaser and based upon any material misrepresentation by Seller or any material breach of any of Seller's warranties. Seller's representations and indemnity obligations under this
Section 7 shall survive for eight (8) months after cancellation of this Agreement or Closing, as applicable, whereupon Seller's obligations shall terminate automatically unless Purchaser shall have commenced an action thereon against Seller in the Court within such period.

      SECTION 8. PURCHASER'S ACCEPTANCE OF PROPERTY AS-IS.

     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN AND/OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE WATER, SOIL AND GEOLOGY, AND ANY IMPROVEMENTS CONSTRUCTED THEREON, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (E) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, OR (F) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. EXCEPT FOR THOSE ITEMS OF SELLER'S DISCLOSURE DOCUMENTATION THAT HAVE BEEN PREPARED BY SELLER, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE

PROVIDED TO PURCHASER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER'S DISCLOSURE DOCUMENTATION OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, SELLER IS NOT AND SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN AND/OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS," "WHERE IS" AND "WITH ALL FAULTS" CONDITION AND BASIS.

                         SECTION 9. SELLER'S COVENANTS.

     From and after the Effective Date until Closing, and so long as this Agreement remains in effect, Seller shall:

     (a) except as otherwise provided in Section 7(a), maintain, manage and operate the Property substantially in accordance with Seller's and Property Manager's established practices;

     (b) maintain the Property in its present condition, ordinary wear and tear and casualty loss excepted;

     (c) maintain all casualty, liability and hazard insurance currently in force for the Property;

     (d) except as otherwise provided in Section 7(a), operate, manage and enter into contracts for the Property and maintain present services and sufficient supplies and equipment for the operation and maintenance of the Property, all in the same manner as that done by Seller and Property Manager prior to the Effective Date; provided, however, that Seller shall not enter into any service contract that cannot be terminated within thirty (30) days following notice to the vendor;

     (e) except as otherwise provided in Section 7(a), not enter into any Lease of the Real Property and the Improvements other than in the ordinary course of Seller's business;

     (f) substantially in accordance with Seller's and Property Manager's established practices, keep as many Units leased as possible and, in this regard, after the Financing Commitment Period ends and assuming Purchaser has not theretofore canceled this Agreement as Purchaser is entitled so to do, Seller and Property Manager shall meet and confer with Purchaser or Purchaser's duly appointed agents at Seller's offices in Scottsdale, Arizona, on a weekly basis to review and approve Seller's and Property Manager's plans and proposals for continued leasing of the Units; and

     (g) use reasonable diligence in completing and paying for the Renovations prior to the Closing Date; provided, however, that if Seller is despite reasonable diligence unable to complete or pay for the Renovations prior to the Closing Date, Purchaser and Seller shall, pursuant to a mutually agreeable written "holdback agreement," authorize the Title Company to hold back an amount equal to 150% of the remaining cost to complete the Renovations, in which event Seller shall continue to use reasonable diligence in completing and paying for the Renovations as soon as possible following the Closing. In the event Seller does not complete and pay for the Renovations within ninety (90) days following the Closing. Purchaser shall have the right (but not the obligation) to complete the Renovations and obtain reimbursement for the cost of such completion out of the funds withheld from the Purchase Price.

If Seller enters into leases or grants concessions in violation of this Section 9, Purchaser may either waive the violation or, as Purchaser's sole remedy, terminate this Agreement and require the return of the Earnest Money together with accrued interest thereon.

                             SECTION 10. PRORATIONS.

     The following adjustments to the Purchase Price shall be made between Seller and Purchaser:

     (a) The following items, as applicable, shall be prorated between Purchaser and Seller on a per diem basis as of the Closing Date:

            (i) all nondelinquent real estate taxes, installments of general and special assessments, homeowner's association dues, if any, and fire protection service charges, if any, due and payable in the calendar year in which Closing occurs, based upon the most recent information available to Seller. If Closing shall occur before the tax rate or assessment for the current year is fixed, the initial proration of such taxes or assessments shall be based upon the latest available information. Thereafter, when the actual tax rate for such current year becomes known, Seller and Purchaser shall, outside of escrow and after Closing, re-prorate any such taxes or assessments to the extent that the actual rate thereof was different than the rate used for prorations made at Closing and shall pay, one to the other, any adjustment due as a result of such re-proration;

           (ii) current rents, advance rentals, deposits, operating expense escalations and other charges, if any, payable by Tenants under the Leases;

          (iii) all charges for fuel, water, sewer, electricity and other utility services furnished to the Property which are not metered to Tenants. Seller, to the extent the same is obtainable, shall furnish meter readings for such utilities through the close of business on the day prior to the Closing. If any such meter readings are not so obtainable, then Seller shall provide meter readings as of a date not more than thirty (30) days prior to the Closing Date, and the proration of utility charges shall initially be based upon such prior reading. Upon the taking of actual meter readings first after Closing, such proration shall be readjusted outside of escrow after Closing and Seller or Purchaser, as the case may be, shall promptly pay to the other the amount determined to be so due upon such readjustment; and,

             (iv) with regard to any rental concession (whether in the form of free rent, a rent concession coupon or otherwise (collectively, a RENT CONCESSION)) which Seller has granted to Tenants prior to Seller's execution of this Agreement and which is applicable to the period following the Closing, Seller hereby grants to Buyer and Buyer hereby accepts a credit equal to the amount of such Rent Concession. If, after Closing, a Tenant is entitled to use or apply any Rent Concession theretofore granted to such Tenant by Seller, Purchaser, at Purchaser's sole cost, shall honor and apply such Rent Concession to the rent due from such Tenant. Seller represents and warrants to Buyer, in regard to the Rent Concessions, if any, granted by Seller between the Effective Date of this Agreement and Closing, that Seller will not grant any Rent Concessions which exceed in economic value: (a) 1/2 month's rent on a "6 month lease"; or, (b) 1 month's rent on a "12 month lease."

     (b) All other items of accrued or prepaid income and expense, except delinquent rents, shall be prorated as of the Closing Date, on the basis of the most recent ascertainable amounts of or other reliable information for each item of income and expense. Seller and Purchaser shall duly cooperate with each other and the Title Company in making prorations, adjustments and credits pursuant to this Section 10 and shall, as requested by the Title Company, furnish to the Title Company such information as is in the possession of or obtainable by them to assist in making such prorations, adjustments or credits. In the event, for any reason beyond the reasonable control of the Parties hereto, information necessary to calculate any proration, adjustment or credit for any item required to be prorated, adjusted or credited under this Section 10 is not available prior to Closing, then such items shall be prorated, adjusted or credited outside of escrow after Closing as soon as such information is available, and Seller and Purchaser shall duly cooperate with each other in regard thereto and shall pay, one to the other, any amounts which may be owing as a result of any such subsequent proration, adjustment or credit. In the event, at any time within six (6) months after Closing, errors shall be discovered in any prorations, adjustments or credits made pursuant to this Section 10, Seller and Purchaser shall correct such errors and shall pay, one to the other, any sums owning as a result of such correction.

     (c) For purposes of all prorations provided for in this Agreement, Seller shall be responsible for all days up to and including the Closing Date, and Purchaser shall be responsible for all days after the Closing Date. Except as otherwise expressly provided in this Agreement, all prorations shall be final.

     (d) Security deposits, including cleaning and pet deposits and prepaid rent and any interest thereon, shall be credited to Purchaser at Closing.

     (e) If on the Closing Date any Tenant is delinquent in the payment of rent, including any additional rent billed but unpaid at the time of Closing, the delinquent rent shall remain the property of Seller and be paid to Seller if, as and when collected by Purchaser out of last moneys received by Purchaser from such tenant, and no proration of such delinquent rent shall be made at Closing. For a period of ninety (90) days after Closing, Purchaser shall attempt to collect and shall remit to Seller any such delinquent rents owing to Seller; provided, however, that (i) Purchaser shall be required only to periodically send bills to the Tenant(s) owing such delinquent rent and shall not be required to commence any litigation or undertake any other collection efforts in regard thereto; and (ii) in the event Purchaser collects rent from a person who owes rent for any period of time after Closing and for a period of time prior to Closing, all amounts collected from such person shall be applied first to the amount of rents owing by such person for the period of time after Closing and only the excess, if any, shall be remitted to Seller.

     (f) Contemporaneously with the Closing, Seller shall deliver to Purchaser at the offices of the Property Manager all originals (including computer discs and tapes) of books and records of accounts, contracts, leases, leasing correspondence, receipts for deposits, bills and other papers that pertain to the Property, together with all advertising materials, booklets, keys and other items, if any, used in the Property's operation. Seller, at Seller's cost, may retain a copy of the foregoing items for tax reporting purposes. After the Closing and solely for the purposes of Section 10, Seller, at Seller's sole cost and upon at least five (5) days' prior written request to Purchaser, shall have the right to inspect the books and records for the Property located at Property Manager's office to verify that Purchaser is remitting to Seller the proper amounts according to this Agreement and for any other purpose related to Seller's prior ownership of the Property.

     (g) The cost of any tenant improvements paid or incurred by Seller for Leases approved by Purchaser and executed after the date of this Agreement shall be paid in full by Seller at or before Closing. Seller shall supply to Purchaser and Title Company paid invoices and final lien waivers for all such tenant improvement work to the extent performed on or prior to the Closing Date. Any provision of this Agreement to the contrary notwithstanding, after the Effective Date, Seller shall not undertake any tenant improvement work on any Unit without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed.

            SECTION 11.  TRANSFER TAXES; TITLE CHARGES;
             OTHER CLOSING COSTS AND ESCROW CANCELLATION.

     (a) Seller and Purchaser agree to execute any real estate transfer declarations required by the state, county or municipality in which the Real Property is located. Seller shall pay: (i) one-half of the escrow charges of Title Company (which are to be at the "developer rate"); (ii) one-half of the cost of recording the instruments of conveyance; and (iii) the portion of the premium charged for the Title Policy attributable to standard coverage. Purchaser shall pay all other costs of consummating this transaction, including without limitation the premium for the Title Policy in excess of standard coverage and for any endorsements required by Purchaser, all transfer taxes and other fees (if any) assessed by any governmental authority against the Real Property because of this sale and transfer, all sales and transfer taxes or other fees assessed by any governmental authority against the Personal Property (if any) and the cost of any municipal deed or transfer taxes (if any). The parties shall each pay their own attorneys' fees in regard to the negotiation and documentation of the Purchase Transaction.

     (b) If the Escrow fails to close because of a Seller's Event of Default, Seller shall be liable for the cancellation charge, if any, of Title Company. If the Escrow fails to close because of Purchaser's Event of Default, Purchaser shall be liable for the cancellation charge, if any, of Title Company. If the Escrow fails to close for any other reason, Seller and Purchaser shall each be liable for one-half of the cancellation charge, if any, of Title Company.

                            SECTION 12. RISK OF LOSS.

     (a) Except as provided in any indemnity provisions of this Agreement, Seller shall bear all risk of loss for the Property up to the Closing.

     (b) The foregoing to the contrary notwithstanding, if the Property is damaged by fire or other casualty prior to the Closing Date and is insured under one or more fire or casualty insurance policies maintained by Seller, and if Seller determines, in Seller's reasonable good faith discretion, that repair of the Property would cost less than One Hundred Thousand

Dollars ($100,000.00) (LOSS THRESHOLD), Purchaser shall not have the right to terminate this Agreement and Seller, in Seller's sole discretion, may elect either: (i) to repair and restore the Property to its condition immediately preceding the fire or casualty; or (ii) to proceed to close this Purchase Transaction without reduction in the Purchase Price provided that, as a condition precedent thereto and in a form acceptable to Purchaser, in Purchaser's reasonable discretion, Seller assigns and transfers to Purchaser on the Closing Date all of Seller's right, title and interest in and to the insurance proceeds paid or payable to Seller under the policy covering the damage and pay to Purchaser the amount of Seller's deductible under the insurance policy.

     (c) However, if the Property is damaged by fire or other casualty prior to the Closing Date and is insured under one or more fire or casualty insurance policies maintained by Seller, and if Seller determines, in Seller's reasonable good faith discretion, that the repair of the damage would cost an amount equal to or in excess of the Loss Threshold, Purchaser, in Purchaser's sole discretion, may elect either: (i) to terminate this Agreement and have the Title Company immediately return the Earnest Money together with accrued interest thereon to Purchaser; or (ii) to proceed to close this Purchase Transaction, without reduction in the Purchase Price, and, as a condition precedent thereto and in a form acceptable to Purchaser in Purchaser's reasonable discretion, have Seller assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to the insurance proceeds paid or payable to Seller under the policy covering the damage and pay to Purchaser the amount of Seller's deductible under the insurance policy.

     (d) Immediately after Seller obtains notice of any fire or casualty, Seller shall notify Purchaser thereof in writing, including Seller's reasonable determination of the repair cost; provided, however, that in the event Purchaser shall in good faith dispute the repair cost so determined by Seller, Purchaser shall immediately notify Seller of such dispute, in which event Seller shall as soon as practicable obtain three (3) bids to repair such damage from reputable contractors licensed in the State of Arizona and furnish copies thereof to Purchaser. The average of the two bids that are the closest to each other shall be determinative as to whether the Loss Threshold shall have been exceeded. If the repair cost so determined exceeds the Loss

Threshold, Purchaser shall notify Seller in writing within fifteen (15) Business Days after Purchaser's receipt of Seller's Notice whether Purchaser elects to terminate this Agreement in accordance with this Section 12. Closing shall be delayed, if necessary, to allow Purchaser to make such election. If Purchaser fails to make the election within such fifteen-day period, Purchaser shall be deemed to have elected to terminate this Agreement.

                            SECTION 13. CONDEMNATION.

     (a) If, between the Effective Date and the Closing Date, any condemnation or eminent domain proceedings are commenced or threatened that might result in the taking of all or any part of the Real Property or the Improvements or the taking or closing of any access right to the Property, Purchaser, in Purchaser's sole discretion, may either:

           (i) terminate this Agreement by written notice to Seller and have the Title Company return the Earnest Money together with accrued interest thereon; or

          (ii) proceed with the Closing and, as a condition precedent thereto and in a form acceptable to Purchaser, in Purchaser's sole discretion, have Seller assign to Purchaser all of Seller's right, title and interest in and to any award made or to be made for the condemnation or eminent domain action.

     (b) Immediately after Seller obtains notice of the commencement or the threatened commencement of eminent domain or condemnation proceedings, Seller shall notify Purchaser in writing. Purchaser shall then notify Seller, within fifteen (15) Business Days after Purchaser's receipt of Seller's notice, whether Purchaser elects to terminate this Agreement in accordance with Section 13(a)(i). Closing shall be delayed, if necessary, to allow Purchaser to make such election. If Purchaser fails to make the election within such fifteen-day period, Purchaser shall be deemed to have elected to terminate this Agreement.

                              SECTION 14. DEFAULT.

     (a) Purchaser shall be in default under this Agreement (a PURCHASER'S EVENT OF DEFAULT) if any of the following events shall occur:

            (i) Purchaser fails to close the Escrow on the date scheduled therefor as provided in this Agreement; provided, however, that the failure of the Closing to occur solely as a result of: [a] the breach by Purchaser's lender of the lender's obligation to fund under the Commitment; or [b] the failure of a condition in the Commitment that is not caused by any action or inaction by Purchaser or by any failure by Purchaser to use its best efforts to close the Loan at Closing, shall not constitute a Purchaser's Event of Default and shall entitle Purchaser to terminate this Agreement and obtain an immediate refund of the Earnest Money plus interest;

           (ii) Purchaser shall fail to pay any monies due in accordance with this Agreement (other than the obligations referenced in Subparagraph (i)) by 5:00 p.m. MST on the third Business Day after the stated due date; or,

          (iii) Purchaser shall fail to fully and timely perform any of Purchaser's obligations (other than the monetary obligations referenced in Subparagraphs (i) and (ii)) arising under this Agreement by 5:00 p.m. MST on the fifth (5th) Business Day after Purchaser's receipt of written notice from Seller specifying Purchaser's nonperformance.

     (b) Seller shall be in default under this Agreement (a "Seller's Event of Default") if:

             (i) Seller fails to close the Escrow on the date scheduled therefor as provided in this Agreement; or,

            (ii) Seller shall fail to fully and timely perform any of Seller's obligations arising under this Agreement (other than the obligations referenced in Subparagraph (i)) and such failure shall continue past 5:00 p.m. MST on the fifth (5th) Business Day after Seller's receipt of written notice from Purchaser specifying Seller's nonperformance.

     (c) If a Seller's Event of Default shall exist, Purchaser, at Purchaser's sole option and as Purchaser's sole remedies, may also: (i) by written notice to Seller and Title Company, cancel this Agreement whereupon the Earnest Money plus interest shall be paid immediately by Title Company to Purchaser and, except as otherwise provided in this Agreement as to any Survival Item, neither Purchaser nor Seller shall have any further liability or obligation hereunder; or, (ii) seek specific performance against Seller by delivering the Purchase Price into the Escrow;

provided, however, that as conditions precedent to such action: [a] no uncured Purchaser's Event of Default shall exist and no event shall have occurred which with the passage of time or with notice, or both, could become a Purchaser's Event of Default; [b] Purchaser delivers the Purchase Price into the Escrow albeit Purchaser shall be entitled thereafter to withdraw immediately from the Escrow the Purchase Price (less the Earnest Money) pending the outcome of the action; and [c] Purchaser shall not seek to amend the Purchase Price in such action, in which event the Closing shall be automatically extended as necessary.

     (d) If a Purchaser's Event of Default shall exist, as Seller's sole remedy (in lieu of any other legal or equitable remedies against Purchaser which Seller expressly waives except as hereinafter provided otherwise) Seller shall be entitled to retain the Earnest Money only in accordance with Section 3(b) as Seller's agreed and total liquidated damages unless Purchaser objects to, fails to cooperate with or otherwise opposes Seller's withdrawal of such Earnest Money out of the Escrow, in which event Seller shall have all of the remedies otherwise available to Seller at law or in equity.

                              SECTION 15. NOTICES.

     All notices under this Agreement shall be in writing and sent by: (a) certified or registered mail, postage prepaid and return receipt requested, in which case notice shall be deemed delivered at the earlier of actual receipt or three (3) business days after deposit in the United States Mail, (b) by a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with that courier, or (c) telecopy or similar means, if a copy of the notice is also sent by United States certified mail, in which case notice shall be deemed delivered on the date of confirmed receipt, as follows:

     If to Seller:

          c/o L'Auberge Communities Inc.
          14988 North 78th Way, Suite 211
          Scottsdale, Arizona 85260
          Attention:  Stephen B. Boyle
          Facsimile No.: (602) 607-9773

     With a copy to:

          Hughes Hubbard & Reed LLP
          350 South Grand Avenue, Suite 3600
          Los Angeles, California 90071-3442
          Attn:  George A. Furst, Esq.
          Facsimile No.: (213) 613-2950

     If to Purchaser:

          Capital Management Systems, Inc.
          1925 Arch Street
          Philadelphia, Pennsylvania 19103-1484
          Attention:  Paul Silberberg, President
          Facsimile No.: (215) 246-3068

     With a copy to:

          Mariscal, Weeks, McIntyre & Friedlander
          2901 North Central Avenue, Suite 200
          Phoenix, Arizona 85012
          Attention:  Peter A. Winkler, Esq.
          Facsimile No.: (602) 285-5100


     The addresses above may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of the notice by the addressee thereof. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

                          SECTION 16. TIME OF ESSENCE.

     Time is of the essence in this Agreement and the performance of each and every obligation hereunder. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday.

              SECTION 17. TERMINATION OF AGREEMENT.

     If triplicate fully executed originals of this Agreement have not been delivered by Purchaser to Seller by 5:00 p.m. MST on May 7, 1997 for immediate deposit by Purchaser with Title Company along with the Initial Earnest Money, this Agreement shall automatically be deemed revoked and null and void.

         SECTION 18. GOVERNING LAW; JURISDICTION; VENUE.

     This Agreement shall be governed by and construed in accordance with Arizona law. In regard to any litigation which may arise in regard to this Agreement, the Parties shall and do hereby submit to the sole jurisdiction of and the Parties hereby agree that the sole proper venue shall be in the Court.

       SECTION 19. COUNTERPARTS AND FACSIMILE SIGNATURES.

     (a) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (b) The Parties' execution of this Agreement may be evidenced by facsimile signatures with originals to be immediately distributed thereafter albeit the Agreement may be deemed binding upon transmittal of the facsimiles.

                              SECTION 20. CAPTIONS.

     The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of its provisions.

                           SECTION 21. ASSIGNABILITY.

     (a) Except as expressly set forth in Paragraph 21(b) below, Purchaser shall not have the right to assign this Agreement or any of Purchaser's rights under this Agreement prior to Closing to any person or entity without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, such consent shall be conditioned upon the assignee's assumption of Purchaser's duties and obligations under this Agreement by delivering to Seller and Title Company duplicate originals of an assumption agreement in form and substance reasonably acceptable to Seller, Seller shall not incur any additional expense because of such assignment and such assignment shall not delay the Closing.

     (b) Purchaser may, upon written notice to Seller and Title Company but without being obligated to seek or obtain Seller's written consent, assign all (or any part) of Purchaser's rights under this Agreement (for purposes of this Paragraph 21(c), the "Assignment") to a third party entity (the "Assignee Purchaser"); provided, however, that: (i) the Assignment shall not occur prior to the tenth (10th) day before the date scheduled for the Closing; (ii) an uncured Purchaser's Event of Default does not then exist and no event shall have occurred which with the passage of time or with notice, or both, could become a Purchaser's Event of Default; (iii) the Assignee Purchaser is a newly formed entity in which an entity under common control with Purchaser is the majority equity investor; and (iv) Purchaser and the Assignee Purchaser shall comply with the requirements in the second sentence of Paragraph 21(a). In the event of an Assignment, the original Purchaser (Capital Management Systems, Inc.) shall thereupon be automatically released from all obligations and liabilities of Purchaser theretofore or thereafter arising under this Agreement.


     (c) Seller shall not have the right or authority to assign this Agreement or any of Seller's rights under this Agreement prior to Closing to any person or entity without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser's sole discretion. In the event Purchaser consents to such an assignment, the consent may be conditioned upon the assignee's assumption of Seller's duties and obligations under this Agreement by delivery to Purchaser and Title Company of duplicate originals of an assumption agreement in form and substance reasonably acceptable to Purchaser.

                           SECTION 22. BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, heirs and permitted assigns.

                SECTION 23. MODIFICATIONS; WAIVER.

     No waiver, modification, amendment, discharge or other change of this Agreement shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge or other change is sought.

                          SECTION 24. ENTIRE AGREEMENT.

     This Agreement and the exhibits attached hereto contain the entire agreement between the parties relating to the Purchase Transaction. All prior or contemporaneous letters of intent (including but not limited to that certain non-binding letter of intent between Seller and Purchaser dated March 20, 1997), agreements, understandings, representations or statements, whether oral or written, with respect to the subject matter hereof are superseded hereby.

       SECTION 25. PARTIAL INVALIDITY; FURTHER ASSURANCES.

          If any provision of this Agreement shall be determined by any court to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained in this Agreement. Prior to and after Closing, the parties hereto agree to take such action and execute, acknowledge, file and record any additional documents reasonably necessary to effectuate the terms and provisions of this Agreement.

                              SECTION 26. SURVIVAL.

     Except as expressly provided in this Agreement to the contrary, all representations, warranties, covenants, agreements and other obligations of Seller and Purchaser in this Agreement shall not survive the Closing of the Purchase Transaction.

               SECTION 27. NO THIRD-PARTY RIGHTS.

     Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies.

                          SECTION 28. ATTORNEYS' FEES.

     If any legal action or any other proceeding, including without limitation an action for declaratory relief, is brought to enforce this Agreement or any rights or obligations hereunder or because of a dispute, breach, default or misrepresentation in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding (including without limitation any appeal or post-judgment enforcement proceedings), in addition to any other relief to which that party may be entitled. "Prevailing party" shall include the party determined to be the prevailing party by the Court.

                               SECTION 29. BROKER.

     Seller and Purchaser each represent and warrant to the other that it has not had any dealings with any broker, finder or other party concerning Purchaser's purchase of the Property, except Univest Commercial L.L.C. (SELLER'S BROKER). Seller agrees to pay at Closing a commission to Seller's Broker pursuant to a separate agreement between Seller and Seller's Broker, a copy of which shall be deposited in escrow on or before Closing if Seller's Broker is to be paid through escrow at Closing. Seller and Purchaser each agree to defend, indemnify and hold the other harmless from and against any such all loss, liability, damage, cost or expense, including without limitation reasonable attorneys' fees, incurred by the other as a result of any claim arising out of the acts of the indemnifying party, or others on that party's behalf, for a commission, finder's fee or similar compensation made by any broker (including Seller's Broker), finder or any person who claims to have dealt with the indemnifying party. The representations, warranties and covenants contained in this Section 29 shall survive the Closing or termination of this Agreement.

                         SECTION 30. OPENING OF ESCROW.

     The term "Opening of Escrow" shall mean the date of delivery to Title Company of triplicate fully executed originals of this Agreement by Seller and Purchaser together with the delivery by Purchaser to Title Company of the Initial Earnest Money.

                              SECTION 31. EXHIBITS.

     The following exhibits have been attached to this Agreement and incorporated herein by reference:

     Exhibit A -- Legal Description
     Exhibit B -- Diagram of the Property and Improvements
     Exhibit C -- Schedule of Personal Property
     Exhibit D -- Form of Special Warranty Deed
     Exhibit E -- Form of Bill of Sale
     Exhibit F -- Form of Assignment of Leases
     Exhibit G -- Assignment of Tradename and Trademark Rights

     Exhibit H -- Form of Assignment of Intangible Property
     Exhibit I -- Form of Tenant Letters
     Exhibit J -- Certificate of Rent Roll
     Exhibit K -- Form of Non-Foreign Affidavit
     Exhibit L -- Form of Affidavit of Value
     Exhibit M -- Form of Property Management Agreement
     Exhibit N -- Renovation Items

                            SECTION 32. SEVERABILITY.

                            [Intentionally deleted.]

                SECTION 33. FORM OF TITLE POLICY.

     The Title Policy to be issued by Title Company shall be Title Company's most current form. A specimen of the Title Policy is to be delivered to Purchaser contemporaneously with the delivery of the Preliminary Report to the Parties. The Policy is to include, among other things, the following endorsements which are also to be delivered to Purchaser at Purchaser's cost:
(i) a survey endorsement to the effect that the insured legal description and the Survey legal description describe one and the same property; (ii) if necessary, a patent endorsement; (iii) if necessary, a contiguity endorsement;
(iv) if necessary, an endorsement insuring against archaic deed restrictions; and, (v) if necessary, the owner's equivalent of a 3R and 5 endorsement.

         SECTION 34. NO PARTNERSHIP OR OTHER LIABILITY.

     Any and all provisions, implications, or interpretations of or from this Agreement to the contrary notwithstanding, no partnership, joint venture or other relationship is created, implied or acknowledged between or among the Parties.

     SECTION 35. GENERAL PROVISIONS REGARDING TITLE COMPANY.

     (a) Title Company will make all adjustments and/or prorations on the basis of the actual number of days in a month, and by credit and/or debit to the respective accounts of Seller and Purchaser in the Escrow.

     (b) For purposes of the instructions to Title Company, the expression "Closing" shall mean the date the Deed is recorded.

     (c) Title Company shall: (i) make disbursements by wire transfer of federal funds; (ii) mail instruments to the addresses of the Parties shown above, unless Title Company is instructed otherwise; and,
(iii) wire funds to Seller by wire transfer as directed by Seller.

     (d) No change of instructions shall be of any effect on Title Company unless given in writing by all of the Parties hereto. In the event conflicting demands are made or conflicting notices served upon Title Company with respect to the Escrow, the Parties expressly agree that Title Company shall have the absolute right at Title Company's election to do either or both of the following: (i) withhold and stop all further proceedings in, and performance of, the Escrow; or (ii) file a suit in interpleader and obtain an order from the Court requiring the Parties to interplead and litigate in the Court their several claims and rights among themselves. In the event such interpleader suit is brought, Title Company shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon Title Company in the Escrow, and the Parties jointly and severally agree to pay all reasonable costs, expenses, and reasonable attorneys' fees expended or incurred by Title Company, the amount thereof to be fixed and a judgment therefor entered by the Court in such suit.

     (e) Except for Title Company's negligence, fraud, willful misconduct or breach of contract, Title Company shall not be held liable for the identity, authority or rights of any person executing any document deposited in the Escrow, or for Seller or Purchaser's failure to comply with any of the provisions of any agreement, contract or other instrument deposited in the Escrow, and Title Company's duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by Title Company as escrow holder, and to the disposition of same in accordance with the written instructions accepted by Title Company in the Escrow.

     (f) It is agreed by the Parties to this Agreement that so far as Title Company's rights and liabilities are concerned, this transaction is an escrow and not any other legal relation.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

"Purchaser"

CAPITAL MANAGEMENT SYSTEMS, INC.
a Pennsylvania corporation

By:  /s/ RICHARD A. MITCHELL
     --------------------------
     Name: Richard A. Mitchell
           --------------------
     Title: Vice President
           --------------------

"Seller"

DEVELOPMENT PARTNERS II
(A Massachusetts Limited Partnership)

By:  GP L'Auberge Communities, L.P.,
     a California limited partnership,
     its general partner

     By:  L'Auberge Communities Inc.,
          a California corporation,
          its general partner

          By:  /s/ STEPHEN B. BOYLE
               ------------------------
               Name: Stephen B. Boyle
                     ------------------
               Title: President
                     ------------------

                           TITLE COMPANY'S ACCEPTANCE

        The foregoing fully executed Agreement together with the Initial Earnest Money is accepted by the undersigned this _____ day of May, 1997 which for the purposes of this Agreement shall be deemed to be the date of "Opening of Escrow".
                                    First American Title Insurance Company

                                    By:     /s/ DIXIE LIDO for SHARON McKENZIE
                                            ------------------------------------
                                            Its:   Escrow Officer

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                            AND ESCROW INSTRUCTIONS
                                   [Mariposa]



DATED:          To be effective as of June 3, 1997 (the "Effective Date").

PARTIES: The Parties to this First Amendment to Purchase and Sale Agreement and Escrow Instructions (the "First Amendment") are:

                (a) DEVELOPMENT PARTNERS II, a Massachusetts limited partnership ("Seller"); and,

                (b) CAPITAL MANAGEMENT SYSTEMS, INC., a Pennsylvania corporation ("Purchaser").

ESCROW AGENT:   FIRST AMERICAN TITLE INSURANCE COMPANY

ESCROW NO.:     227-227-1063574

RECITALS:

        A. Seller and Purchaser entered into that certain Purchase and Sale Agreement and Escrow Instructions [Mariposa] dated to be effective as of May 6, 1997 (the "Purchase Agreement").

        B. The Parties desire to amend the Purchase Agreement all as more particularly set forth in this First Amendment.

AGREEMENTS:

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

        1. INCORPORATION OF RECITALS. All of the foregoing Recitals are incorporated herein as agreements of the Parties.

        2. AMENDMENT TO PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

                2.1 Section 4(a) is hereby deleted in its entirety and restated as follows:

                        "(a) The Purchase and Sale of the Property (Closing)
                shall be consummated through an escrow established by the Title Company (Escrow) that shall close at Title Company's office or, at Purchaser's option, at the office of Purchaser's counsel in Phoenix, Arizona by 5:00 p.m. MST on September 3, 1997

          (Closing Date), unless such date is extended pursuant to this Agreement or otherwise by written agreement signed by the parties.";

          2.2 The first sentence of the last full paragraph of Section 5(a) on Page 12 is hereby deleted in its entirety and restated as follows:

          "During the period commencing with the Opening of Escrow (as defined below) and ending at 5:00 p.m. MST on June 20, 1997 (DUE DILIGENCE PERIOD), Purchaser shall have the right to examine and investigate to Purchaser's full and complete satisfaction the physical, financial and legal status of the Property and the Seller's Disclosure Documentation.";

          2.3 The first sentence of Section 5(c) is hereby deleted in its entirety and restated as follows:

               *(c) By 5:00 p.m. MST on August 4, 1997 (FINANCING COMMITMENT PERIOD), Purchaser shall, at Purchaser's sole cost, use its best efforts to obtain a financing commitment in the name of Assignee Purchaser (as defined below), in a form acceptable to Purchaser in Purchaser's sole discretion, from an institutional lender for a loan to be secured by a first lien against the Property (the COMMITMENT.";

          2.4 The first sentence of Section 6(c) is hereby deleted in its entirety and restated as follows:

               *(c) Purchaser, at Purchaser's sole cost, shall deliver to Seller and Title Company on or before the end of the Due Diligence Period, a certified ALTA Survey of the Property (the SURVEY) to be completed by a surveyor licensed in the State of Arizona, whereupon the legal description in the Survey shall control over the description in Exhibit A to the extent they may be inconsistent."; and,

          2.5 Section 30 is hereby deleted in its entirety and restated as follows:

               "The term "Opening of Escrow" shall mean May 7, 1997."

     3. NO FURTHER AMENDMENTS. Except as set forth in Paragraph 2, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.

     4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts.

     5. TELECOPIES. Telecopies of the executed signature pages of this First Amendment shall be effective and binding upon the Parties as if such signatures were original signatures and Escrow Agent is hereby authorized by the Parties and entitled to accept and treat such telecopies signatures as originals. Immediately after sending the signature pages, if any, by telecopy, the Party providing such telecopy shall send the originals of such pages to the other Party and to the Escrow Agent by hand delivery or overnight courier, as applicable.

     IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Effective Date.

"SELLER" DEVELOPMENT PARTNERS II, a Massachusetts limited partnership

                        By: GP L'Auberge Communities, L.P., a California
                            limited partnership, its general partner

                            By: L'Auberge Communities, Inc., a California
                                corporation, its general partner


                                By:   /s/ STEPHEN B. BOYLE
                                      -----------------------------------
                                Name: Stephen B. Boyle
                                      -----------------------------------
                                Its:  President
                                      -----------------------------------

"BUYER"                 CAPITAL MANAGEMENT SYSTEMS, INC., a
                        Pennsylvania corporation

                        By:   /s/ RICHARD A. MITCHELL
                              -------------------------------------------
                        Name: Richard A. Mitchell
                              -------------------------------------------
                        Its:  Vice President
                              -------------------------------------------

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                                   [Mariposa]


DATED:         To be effective as of June 20, 1997 (the "Effective Date").

PARTIES: The parties to this Second Amendment to Purchase and Sale Agreement and Escrow Instructions (the "Second Amendment") are:

               (a) DEVELOPMENT PARTNERS II, a Massachusetts limited partnership ("Seller"); and,

               (b) CAPITAL MANAGEMENT SYSTEMS, INC., a Pennsylvania corporation ("Purchaser").

ESCROW AGENT:  FIRST AMERICAN TITLE INSURANCE COMPANY

ESCROW NO.:    227-227-1063574

RECITALS:

      A. Seller and Purchaser entered into that certain Purchase and Sale Agreement and Escrow Instructions [Mariposa] dated to be effective as of May 6, 1997 and subsequently into that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions dated to be effective as of June 3, 1997 (as amended, the "Purchase Agreement").

      B. The Parties desire to amend further the Purchase Agreement all as more particularly set forth in this Second Amendment.

AGREEMENTS:

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

      1. INCORPORATION OF RECITALS. All of the foregoing Recitals are incorporated herein as agreements of the Parties.

      2. AMENDMENT TO PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

            2.1 The first sentence of the last full paragraph of Section 5(a) on Page 12 is hereby deleted in its entirety and restated as follows:

            "During the period commencing with the Opening of Escrow (as defined below) and ending at 5:00 p.m. MST on June 25, 1997 (DUE DILIGENCE PERIOD), Purchaser shall have the right to examine and investigate to Purchaser's full and complete satisfaction the physical, financial and legal status of the Property and the Seller's Disclosure Documentation.";

      3. NO FURTHER AMENDMENTS. Except as set forth in Paragraph 2, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.

      4. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts.

      5. TELECOPIES. Telecopies of the executed signature pages of this Second Amendment shall be effective and binding upon the Parties as if such signatures were original signatures and Escrow Agent is hereby authorized by the Parties and entitled to accept and treat such telecopies signatures as originals. Immediately after sending the signature pages, if any, by telecopy, the Party providing such telecopy shall send the originals of such pages to the other Party and to the Escrow Agent by hand delivery or overnight courier, as applicable.

      IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the Effective Date.

"SELLER"       DEVELOPMENT PARTNERS II,
               a Massachusetts limited partnership

               By:  GP L'Auberge Communities, L.P.,
                    a California limited partnership,
                    its general partner

               By:  L'Auberge Communities Inc.,
                    a California corporation,
                    its general partner

                    By:  /s/ STEPHEN B. BOYLE
                         --------------------------------
                         Name:  Stephen B. Boyle
                                -------------------------
                         Its:   President
                                -------------------------


"BUYER"        CAPITAL MANAGEMENT SYSTEMS, INC.,
               a Pennsylvania corporation

               By:  /s/ RICHARD A. MITCHELL
                    -------------------------------------
                    Name: Richard A. Mitchell
                          -------------------------------
                    Its:  Vice President
                         --------------------------------

                 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                                   [Mariposa]


DATED:         To be effective as of June 25, 1997 (the "Effective Date").

PARTIES: The parties to this Third Amendment to Purchase and Sale Agreement and Escrow Instructions (the "Third Amendment") are:

               (a) DEVELOPMENT PARTNERS II, a Massachusetts limited partnership ("Seller"); and,

               (b) CAPITAL MANAGEMENT SYSTEMS, INC., a Pennsylvania corporation ("Purchaser").

ESCROW AGENT:  FIRST AMERICAN TITLE INSURANCE COMPANY

ESCROW NO.:    227-227-1063574

RECITALS:

      A. Seller and Purchaser entered into that certain Purchase and Sale Agreement and Escrow Instructions [Mariposa] dated to be effective as of May 6, 1997 and subsequently into that certain First Amendment to Purchase and Sale Agreement dated to be effective as of June 3, 1997 and that certain Second Amendment to Purchase and Sale Agreement dated to be effective as of June 20, 1997 (as amended, the "Purchase Agreement").

      B. The Parties desire to amend further the Purchase Agreement all as more particularly set forth in this Third Amendment.

AGREEMENTS:

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

      1. INCORPORATION OF RECITALS. All of the foregoing Recitals are incorporated herein as agreements of the Parties.

      2. AMENDMENT TO PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

      (a) Seller acknowledges that Purchaser has notified Seller of certain physical deficiencies with respect to the Property more particularly identified on Schedule 1 (the "Schedule") attached hereto and incorporated herein by this reference. Purchaser hereby approves each and every condition set forth in
Section 5(a) of the Purchase Agreement (and without limiting the generality of the foregoing hereby approves the physical, financial and legal status of the Property and the Seller's Disclosure Documentation) other than those items requiring repair that are expressly identified on the Schedule.

      (b) Seller shall, at Seller's sole cost and expense but subject to Subparagraph (iii) below, perform (or cause the performance of) the repair of each of the items identified on the Schedule (collectively, the "Repairs") in a good and workmanlike manner, in compliance with all applicable legal requirements and otherwise in accordance with the following:

            (i) Seller shall commence (or cause to be commenced) the Repairs on or before August 15, 1997, and shall use commercially reasonable efforts to complete the Repairs prior to or at Closing; provided, however, that Closing shall not be extended in the event Seller shall not have completed the Repairs by the date otherwise set for the Closing.

            (ii) Seller shall be entitled to obtain competitive bids for such Repairs from one or more contractors that are qualified to perform the work for which the bid shall be sought, the identity of the contractor, the scope of the work and the final contract terms all to be subject to the prior written approval of Purchaser. Such approval shall not be unreasonably withheld or conditioned and shall be deemed given unless Purchaser shall have disapproved any of such matters in writing, specifying the reasons for such disapproval with particularity, within three (3) business days after the identity and qualifications of such contractor, a description of the scope of the work and the form of contract (as the case may be) shall have been delivered to Purchaser by Seller. Purchaser's failure to disapprove any such matter in accordance with the foregoing shall be deemed approval.

            (iii) Notwithstanding anything contained herein to the contrary, Seller shall not be required to expend an amount to complete any item of such Repairs in excess of the amount set forth on Schedule 1 as the "Cost to Remediate" with respect to each such item, determined on a category-by-category basis, and savings in one category shall not be available to perform any Repairs in another category, and Seller shall be entitled to retain any savings resulting from the completion of any such item at cost less than that set forth for such item on Schedule 1.

      (c) (i) To the extent Seller shall not have commenced any particular item of the Repairs on or before August 15, 1997, Seller shall credit Purchaser with the amount shown on Schedule 1 for the cost of such item against the Purchase Price at the Closing.

            (ii) In the event and to the extent Seller shall not have completed any item of the Repairs prior to Closing, Seller and Purchaser shall enter into an escrow agreement whereby Title Company is appointed as escrow agent to hold funds delivered into escrow by Seller sufficient in amount to pay the cost to complete such item(s) as soon after Closing as possible (but in no event more than thirty (30) days after the Closing); provided, however, that for each item of such Repairs, the sum of the amount delivered into escrow and the amount theretofore expended on such item by Seller shall in no event exceed the "Cost to Remediate" for such item identified on the Schedule and provided further that for "floorcoverings" as described on Schedule 1, Seller shall deliver the funds not theretofore expended to pay for "floorcoverings" directly to Purchaser instead of into escrow but otherwise subject to each of the provisions of this Amendment.. Seller shall be entitled to withdraw funds from such escrow for the sole purpose of paying costs relating to such repairs, such withdrawals to be subject to the prior written approval of Purchaser. Such approval shall not be unreasonably withheld or conditioned and shall be deemed given unless Purchaser shall have disapproved such withdrawal in writing, specifying the reasons for such disapproval with particularity, within three (3) business days after the request for approval of a withdrawal shall have been delivered to Purchaser by Seller. Purchaser's failure to disapprove a withdrawal in accordance with the foregoing shall be deemed approval. Notwithstanding the foregoing, to the extent such item(s) shall not have been completed on or before the thirtieth (30th) day after the Closing, the funds then held by Title Company shall be released to Purchaser and promptly used by Purchaser to complete such otherwise incomplete item(s) of the Repairs, provided that Purchaser shall promptly return to Seller such funds as are not required to complete such items.

        3. NO FURTHER AMENDMENTS. Except as set forth in Paragraph 2, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.

        4. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts.

        5. TELECOPIES. Telecopies of the executed signature pages of this Second Amendment shall be effective and binding upon the Parties as if such signatures were original signatures and Escrow Agent is hereby authorized by the Parties and entitled to accept and treat such telecopies signatures as originals. Immediately after sending the signature pages, if any, by telecopy, the Party providing such telecopy shall send the originals of such pages to the other Party and to the Escrow Agent by hand delivery or overnight courier, as applicable.

      IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the Effective Date.

"SELLER"       DEVELOPMENT PARTNERS II,
               a Massachusetts limited partnership

               By:  GP L'Auberge Communities, L.P.,
                    a California limited partnership,
                    its general partner

               By:  L'Auberge Communities Inc.,
                    a California corporation,
                    its general partner

                    By:  /s/ STEPHEN B. BOYLE
                         --------------------------
                         Name:  Stephen B. Boyle
                                -------------------
                         Its:   President
                                -------------------


"BUYER"        CAPITAL MANAGEMENT SYSTEMS, INC.,
               a Pennsylvania corporation

               By:  /s/ RICHARD A. MITCHELL
                    -------------------------------------
                    Name: Richard A. Mitchell
                          -------------------------------
                    Its:  Vice President
                          -------------------------------

                 FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                                   [Mariposa]

DATED:         To be effective as of July 24, 1997 (the "Effective Date").

PARTIES: The parties to this Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions (the "Fourth Amendment") are:

               (a) DEVELOPMENT PARTNERS II (A Massachusetts Limited Partnership) ("Seller"); and,

               (b) CAPITAL MANAGEMENT SYSTEMS, INC., a Pennsylvania corporation ("Purchaser").

ESCROW AGENT:  FIRST AMERICAN TITLE INSURANCE COMPANY

ESCROW NO.:    227-227-1063574

RECITALS:

      A. Seller and Purchaser entered into that certain Purchase and Sale Agreement and Escrow Instructions [Mariposa] dated to be effective as of May 6, 1997 and subsequently into that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions dated to be effective as of June 3, 1997, that certain Second Amendment to Purchase and Sale Agreement and Escrow Instructions dated to be effective as of June 20, 1997, and that certain Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated to be effective as of June 25, 1997 (as amended, the "Purchase Agreement").

      B. The Parties desire to amend further the Purchase Agreement all as more particularly set forth in this Fourth Amendment.

AGREEMENTS:

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

      1. INCORPORATION OF RECITALS. All of the foregoing Recitals are incorporated herein as agreements of the Parties.

      2. AMENDMENT TO PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

      2.1 Section 4(a) is hereby deleted in its entirety and restated as follows:

            "(a) The Purchase and Sale of the Property (CLOSING) shall be consummated through an escrow established by the Title Company (ESCROW) that shall close at Title Company's office or, at Purchaser's option, at the office of Purchaser's counsel in Phoenix, Arizona by 5:00 p.m. MST on September 26, 1997 (CLOSING DATE), unless such date is extended pursuant to this Agreement or otherwise by written agreement signed by the parties.";

      2.2 The first sentence of Section 5(c) is hereby deleted in its entirety and restated as follows:

            "(c) By 5:00 p.m. MST on August 27, 1997 (FINANCING COMMITMENT PERIOD), Purchaser shall, at Purchaser's sole cost, use its best efforts to obtain a financing commitment in the name of Assignee Purchaser (as defined below), in a form acceptable to Purchaser in Purchaser's sole discretion, from an institutional lender for a loan to be secured by a first lien against the Property (the COMMITMENT)."

      3. NO FURTHER AMENDMENTS. Except as set forth in Paragraph 2, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.

      4. COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts.

      5. TELECOPIES. Telecopies of the executed signature pages of this Fourth Amendment shall be effective and binding upon the Parties as if such signatures were original signatures and Escrow Agent is hereby authorized by the Parties and entitled to accept and treat such telecopies signatures as originals. Immediately after sending the signature pages, if any, by telecopy, the Party providing such telecopy shall send the originals of such pages to the other Party and to the Escrow Agent by hand delivery or overnight courier, as applicable.

      IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment as of the Effective Date.


"SELLER"       DEVELOPMENT PARTNERS II,
               a Massachusetts limited partnership

               By:  GP L'Auberge Communities, L.P.,
                    a California limited partnership,
                    its general partner

               By:  L'Auberge Communities Inc.,
                    a California corporation,
                    its general partner

                    By:  /s/ STEPHEN B. BOYLE
                         --------------------------
                         Name:  Stephen B. Boyle
                                -------------------
                         Its:   President
                                -------------------


"BUYER"        CAPITAL MANAGEMENT SYSTEMS, INC.,
               a Pennsylvania corporation

               By:  /s/ RICHARD A. MITCHELL
                    ------------------------------------
                    Name: Richard A. Mitchell
                          -------------------------------
                    Its:  Vice President
                          -------------------------------


                                      -2-